UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2011

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-20797	74-1733016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas 78130

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (830) 626-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On December 29, 2011, Rush Enterprises, Inc. and substantially all of its subsidiaries (collectively, the “Company”) entered into the first amendment (the “First Amendment”) to its $450,000,000 Credit Agreement (the “Credit Agreement”), dated as of December 31, 2010 with General Electric Capital Corporation, as administrative agent and collateral agent (“GE Capital”), and the other lenders named therein (the “Other Lenders,” and together with GE Capital, collectively the “Lenders”).

The First Amendment modifies certain provisions of the Credit Agreement to, among other things, increase GE Capital’s loan commitment under the Credit Agreement by $50,000,000 (the “Commitment Increase”), such that GE Capital’s loan commitment under the Credit Agreement increased to $350,000,000 and the Lenders’ aggregate loan commitments under the Credit Agreement increased to $500,000,000. The Commitment Increase is effective from December 29, 2011 through 2:00 p.m. on January 12, 2012 (the “Commitment Increase Period”). Following the expiration of the Commitment Increase Period, GE Capital’s loan commitment will decrease back to $300,000,000, and the Lenders’ aggregate loan commitments will decrease back to $450,000,0000, under the Credit Agreement, and any borrowings in excess of $450,000,000 must be immediately repaid.

The Company finances substantially all of its commercial vehicle inventory under the Credit Agreement. The Company entered into the First Amendment to finance additional commercial vehicle inventory at yearend under the Credit Agreement.

Some of the financial institutions party to the First Amendment and their respective affiliates have performed various commercial banking services in the ordinary course of business for the Company, for which they have received customary fees and commissions.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. A copy of the Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on January 6, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

10.1

First Amendment to Credit Agreement, dated December 29, 2011, among Rush Truck Centers of Alabama, Inc., Rush Truck Centers of Arizona, Inc., Rush Truck Centers of California, Inc., Rush Medium Duty Truck Centers of Colorado, Inc., Rush Truck Centers of Colorado, Inc., Rush Truck Centers of Florida, Inc., Rush Truck Centers of Georgia, Inc., Rush Truck Centers of New Mexico, Inc., Rush Truck Centers of Oklahoma, Inc., Rush Truck Centers of Tennessee, Inc., Rush Truck Centers of North Carolina, Inc., Rush Truck Centers of Idaho, Inc., Rush Truck Centers of Utah, Inc., and Rush Truck Centers of Oregon, Inc., Rush Truck Centers of Texas, L.P., Rush Enterprises, Inc., General Electric Capital Corporation and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

By:	/s/ Martin A. Naegelin, Jr.
Martin A. Naegelin, Jr. Executive Vice President

Dated: January 3, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1

First Amendment to Credit Agreement, dated December 29, 2011, among Rush Truck Centers of Alabama, Inc., Rush Truck Centers of Arizona, Inc., Rush Truck Centers of California, Inc., Rush Medium Duty Truck Centers of Colorado, Inc., Rush Truck Centers of Colorado, Inc., Rush Truck Centers of Florida, Inc., Rush Truck Centers of Georgia, Inc., Rush Truck Centers of New Mexico, Inc., Rush Truck Centers of Oklahoma, Inc., Rush Truck Centers of Tennessee, Inc., Rush Truck Centers of North Carolina, Inc., Rush Truck Centers of Idaho, Inc., Rush Truck Centers of Utah, Inc., and Rush Truck Centers of Oregon, Inc., Rush Truck Centers of Texas, L.P., Rush Enterprises, Inc., General Electric Capital Corporation and the other lenders party thereto.